INVESTMENT ADVISORY
                                       AND
                            ADMINISTRATIVE AGREEMENT


         THIS AGREEMENT, dated and effective as of the 31st day of December, 1997, is made and entered into by and between FREMONT MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the "Company"), and FREMONT INVESTMENT ADVISORS, INC., a California corporation (hereinafter called the "Advisor").

         WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Advisor is engaged principally in the business of rendering investment advisory and management services and is so registered under the Investment Advisers Act of 1940; and

         WHEREAS, the Company is authorized to issue shares of capital stock in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Company intends to offer shares in a newly formed series, the Fremont Real Estate Securities Fund (the "Series");

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         1. (a) The Company hereby appoints the Advisor to act as manager and investment adviser to the Series for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  (b) The Advisor shall, for all purposes herein, be deemed an independent contractor and not an agent of the Company.

         2. (a) The Advisor agrees to provide supervision of the portfolio of the Series and to determine what securities or other property shall be purchased or sold by the Series, subject to the engagement by the Advisor of any subadvisor approved by the Board of Directors of the Company, giving due consideration to the policies of the Series as expressed in the Company's Articles of Incorporation, Bylaws, Form N-1A Registration Statement under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the status of the Series as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. In its duties hereunder, the Advisor shall further be bound by any and all determinations by the Board of Directors of the Company relating to investment policy, which determinations shall in writing be communicated to the Advisor. Subject to the foregoing, the Advisor will exercise all voting rights with respect to portfolio securities and may delegate such voting rights to any subadvisor approved by the Board of Directors.

                  (b) To the extent authorized by the Board of Directors of the Company, the Advisor shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign exchange contracts or may delegate such decisions to any subadvisor approved by the Board of Directors.

                  (c) (i) The Advisor shall provide adequate facilities and qualified personnel for the placement of, and shall place orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for the Series. With respect to such transactions, the Advisor, subject to such direction as may be furnished from time to time by the Board of Directors of the Company, shall endeavor as the primary objective to obtain the most favorable prices and executions of orders. Subject to such primary objective, the Advisor may place orders with brokerage firms which furnish statistical and other information to the Advisor, taking into account the value and quality of the brokerage services of such brokerage firms, including the availability and quality of such statistical and other information. Receipt by the Advisor of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Advisor pursuant to Section 5 hereof.

                           (ii) On occasions when the Advisor deems the purchase
or sale of a security to be in the best interests of the Series as well as other clients of the Advisor, the Advisor, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Advisor believes that to do so will be in the best interests of the Series. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner the Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

         3. The Advisor shall furnish the services of persons to perform the executive, administrative, clerical, and bookkeeping functions of the Company. The Advisor shall pay the compensation and travel expenses of all such persons, and they shall serve without additional compensation from the Company. The Advisor shall also, at its expense, provide such persons with suitable office space; all necessary small office equipment and utilities; and general purpose accounting forms, supplies, and postage.

         4. The Series agrees to bear all of it own ordinary operating expenses including, but not be limited to, computer services, fund accounting, custodian, registrar, stock transfer and dividend disbursing fees and expenses; costs of the designing, printing and mailing of reports, prospectuses, proxy statements, and notices to its shareholders; taxes and insurance; expenses of the issuance and redemption of shares of the Series (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; compensation, fees, and expenses paid to Directors; association dues; costs of stationery and forms prepared exclusively for the Company; and costs of assembling and storing shareholder account data. The Series shall pay also all expenses relating to interest, brokerage commissions and other transaction charges relating to investment activities of the Series, and extraordinary expenses (including, for example, litigation expenses, if any) as determined by a majority of disinterested directors of the Company.

         5.       (a) The Series shall pay to the Advisor on or before the tenth
(10th) day of each month, as compensation for the services rendered by the Advisor during the preceding month, an amount to be computed at the annual rate of 1.00% of the average value of the Series' daily net assets. The Series shall also pay the Advisor a 12b-1 fee of .25% per annum of the average value of the Series' daily net assets.

                  (b) The fees payable to the Advisor shall be computed and accrued daily at one three-hundred-sixty-fifth (1/365th) or one three-hundred-sixty-sixth (1/366th), as appropriate, of the applicable rates set forth therein. The net asset value of the Series shall be determined in the manner set forth in the Articles of Incorporation and Prospectus of the Company after the close of the New York Stock Exchange on each day on which said Exchange is open, and in the case of Saturdays, Sundays, and other days on which said exchange shall not be open, in the manner further set forth in said Articles of Incorporation and Prospectus. In the event of termination other than at the end of a calendar month, the monthly fee shall be prorated for the portion of the month prior to termination and paid on or before the tenth (10th) day subsequent to termination.

         6. (a) The Advisor agrees to reduce the fee payable to it under this Agreement by the amount by which the ordinary operating expenses of the Company for any fiscal year of the Company shall exceed the annual rate of 1.50% of the Series' average daily net assets. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Company for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by the Company to the Advisor. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year.

                  (b) Any fee reduction pursuant to this paragraph shall be reimbursed by the Series to the Advisor in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the reduction if the aggregate operating expenses for the next succeeding fiscal year or second succeeding fiscal year or third succeeding fiscal year do not exceed the annual rate of 1.50% of the Series' average daily net assets. The Advisor generally may request and receive reimbursement for the oldest reductions before payment for fees and expenses for the current year.

         7. Nothing contained in this Agreement shall be construed to prohibit the Advisor from performing investment advisory, management, or distribution services for other investment companies and other persons or companies, or to prohibit affiliates of the Advisor from engaging in such businesses or in other related or unrelated businesses.

         8. The Company agrees (i) not to hold the Advisor or any of its officers, directors, agents or employees liable for, and (ii) to indemnify or insure the Advisor and its officers, directors, agents and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder (excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misconduct or gross negligence, or in violation of applicable law) or arising out of an act or omission of the custodian, subadvisor or of any broker or agent selected by the Advisor in a commercially reasonable manner.

         9. (a) This Agreement shall become effective on the date hereof (the "Effective Date"). Unless terminated as herein provided, this Agreement shall remain in full force and effect for two (2) years from the Effective Date, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Directors of the Company or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Series, and (ii) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Series, on thirty (30) days' written notice to the Advisor, or by the Advisor on like notice to the Company.

                  (c)  This  Agreement  shall   automatically   and  immediately
terminate in the event of its assignment.

                  (d) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                  (e) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Series, if such approval is required by applicable law.

         10. (a) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

                  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

FREMONT MUTUAL FUNDS, INC.          FREMONT INVESTMENT ADVISORS, INC.



By:                                                By:
   -------------------------                          -------------------------
   Michael H. Kosich                                  David L. Redo
   President                                          President

ATTEST:                                            ATTEST:


-------------------------                          -------------------------
Secretary                                          Secretary
                                     - 4 -